Exhibit 10.2
Seventh Amendment
Haslett Warehouse
HL-SAFR001-98

SEVENTH AMENDMENT
TO
HISTORIC LEASE
(HL-SAFR001-98)
     THIS SEVENTH AMENDMENT TO HISTORIC LEASE (HL-SAFR001-98) (“Seventh Amendment”) is made and entered into effective as of 12:00 (noon) Pacific Standard Time February 6, 2001, by and between the United States Department of the Interior, National Park Service acting through the Regional Director, Pacific West Region, an agency of the United States of America (“Lessor”) and Maritime Hotel Associates, L.P., a California limited partnership whose General Partner is Hyde Street Hospitality, Inc a wholly-owned subsidiary of the Kimpton Hotel & Restaurant Group, Inc, a California corporation (“Lessee”).
RECITALS
     This Seventh Amendment is entered upon the basis of the following facts, understandings and intentions of the parties.
     WHEREAS, Lessor and Lessee entered into that certain Historic Lease (HL-SAFR001-98), effective as of October 16, 2000 (the “Original Lease”), as amended by that certain First Amendment to Historic Lease (HL-SAFR001-98) effective as of January 16, 2001 (the “First Amendment”), that certain Second Amendment to Historic Lease (HL-SAFR001-98) effective as of January 18, 2001 (the “Second Amendment”), that certain Third Amendment to Historic Lease (HL-SAFR001-98) effective as of January 22, 2001 (the “Third Amendment”), that certain Fourth Amendment to Historic Lease (HL-SAFR001-98) effective as of January 24, 2001 (the “Fourth Amendment”), that certain Fifth Amendment to Historic Lease (HL-SAFR001-98) effective as of January 29, 2001 (the “Fifth Amendment”), and that certain Sixth Amendment to Historic Lease (HL-SAFR001-98) effective as of February 1, 2001 (the “Sixth Amendment”), which shall be amended by this Seventh Amendment. This Seventh Amendment, together with the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, hereinafter shall be referred to collectively as the “Lease;”
     WHEREAS, Lessor, in response to Lessee’s request for an extension of the Due Diligence Period for certain matters, Lessor has agreed to certain extensions as set
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forth below.
     WHEREAS, the consistency determination process with the San Francisco Bay Conservation and Development Commission (“BCDC”) has not yet been completed;
     WHEREAS, Lessor and Lessee desire to amend the Lease in the manner set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the terms, conditions and covenants set forth below and other good and valuable consideration, the parties hereto agree as follows:
     1. The capitalized terms not otherwise defined herein shall have the meanings given in the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment.
     2. Section 3.2 is hereby amended to: insert “(a)” at the beginning of the first paragraph; and provide for an extension of the Due Diligence Period to February 28, 2001.
     3. Section 3.2 is hereby further amended to add the following:
(b) The Due Diligence Period shall be further extended beyond February 28, 2001 solely for the limited purpose of addressing the final decision by San Francisco Bay Conservation and Development Commission (“BCDC”) on Lessor’s consistency determination and request for letter of agreement (“Determination Request”). Such period of extension beyond February 28, 2001 (“Extended Due Diligence Period”) shall be as set forth below. Lessor and Lessee acknowledge that BCDC does not have the authority under 15 C.F.R. Part 930 (2000) to conditionally approve a Determination Request, and instead must either approve or disapprove it.
(c) On January 25, 2001, Lessor submitted the Determination Request to BCDC. Lessee and Lessor shall cooperate to expedite and facilitate processing of the Determination Request. Pursuant to 15 C.F.R. Section 930.41 (2000), inaction by BCDC at the end of forty-five (45) days (or sixty
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(60) days if extended) from the date of Lessor’s submission of its Determination Request is deemed approval. Therefore, the Determination Request is deemed approved if BCDC has not acted on it by March 11, 2001, or by March 26, 2001, if an extension is requested by BCDC pursuant to 15 C.F.R. Section 930.41 (2000), (the “Required Response Date”). In the event that Lessor grants any extensions to the Required Response Date to BCDC beyond March 26, 2001, the Extended Due Diligence Period shall be extended for a commensurate period, the Required Response Date shall refer to such extended date, and the Determination Request shall be deemed approved as provided in 15 C.F.R. Section 930.41 (2000) if BCDC has not acted by such extended date. If BCDC has approved the Determination Request on or before the Required Response Date, the Extended Due Diligence Period shall terminate the day after the date of approval by BCDC.
(d) Lessee’s right to terminate this Lease under the procedures and requirements set forth in this Section 3.2 during the Extended Due Diligence Period is limited to: (i) the issuance by BCDC of its written disapproval of the Determination Request (A) without alternative measures, or (B) with a request for additional information from Lessor; or (ii) the issuance by BCDC of its written disapproval of the Determination Request which includes alternative measures which, if implemented, would (A) materially increase the costs to Lessee of performing its obligations under this Lease, (B) result in an imposition that is not commercially reasonable, or (C) materially adversely affect Lessee’s use of any portion of the Premises (individually and collectively, “Unacceptable Measures”).
(e) If BCDC disapproves the Determination Request without suggesting alternative measures or without requesting additional information from Lessor, Lessee shall have five (5) business days from the date of the BCDC disapproval to terminate this Lease pursuant to this Section 3.2. Alternatively, within five (5) business days from the date of the BCDC disapproval, Lessee may request in writing an extension of the Due Diligence Period from Lessor, and the Due Diligence Period shall be extended pursuant to the terms set forth in Section 3.2(g) for an additional thirty (30) days after the date of the BCDC action (the “Final Extended Due Diligence Period”) so that Lessor and BCDC may confer and attempt to resolve any disagreement.
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(f) If BCDC disapproves the Determination Request and suggests alternative measures on or before the Required Response Date, then Lessee shall be permitted a five (5) business day period after the date of the disapproval to determine whether the disapproval includes Unacceptable Measures. If Lessee determines that it does not include Unacceptable Measures, then it shall so notify Lessor in writing within the five (5) business day period that it consents to the alternative measures, and the Extended Due Diligence Period shall be terminated at the end of the five (5) business day period. If Lessee determines that the BCDC disapproval includes Unacceptable Measures it may elect to: (i) terminate immediately and shall do so by providing written notice to the Lessor no later than the end of the five (5) business day period; or (ii) notify Lessor in writing during the five (5) business day period that it has reasonably determined that the BCDC measures include Unacceptable Measures (the “Unacceptable Measure Notice”).
(g) If Lessee elects to: (i) request an extension from Lessor pursuant to Section 3.2(e) above; (ii) deliver the Unacceptable Measure Notice to Lessor pursuant to Section 3.2(f)(ii) above; or (iii) if BCDC disapproves the Determination Request without alternative measures but requests additional information from Lessor prior to the Required Response Date, then the Extended Due Diligence Period shall be extended for up to an additional thirty (30) days after the date of the BCDC action as the Final Extended Due Diligence Period so that Lessor and BCDC may confer and attempt to resolve any disagreement between them or submit the supplemental information requested by BCDC. In consideration of the Final Extended Due Diligence Period, Lessee shall advance incrementally to Lessor funds sufficient to cover Lessor’s out-of-pocket costs for the design of the museum space as are reasonably required to keep pace with Lessee’s design and construction schedule, which total amount shall not exceed Two Hundred Sixty Thousand Dollars ($260,000.00). This amount shall be offset against the one-time payment payable to Lessor pursuant to Section 5.3.2 of the Lease. The Final Extended Due Diligence Period shall terminate: (w) upon written approval by BCDC; (x) at the end of the Final Extended Due Diligence Period; (y) upon receipt by Lessee of written notice from Lessor that negotiations have been terminated without resolution; or (z) in the event that resolution has been reached, five (5)
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days after Lessee has received notice of the proposed resolution, whichever date is earliest.
(h) If BCDC disapproves the Determination Request, or disapproves the Determination Request with alternative measures that Lessee has found to be Unacceptable Measures or has requested additional information and the Extended Due Diligence Period has been extended through the Final Extended Due Diligence Period, then Lessor, during the Final Extended Due Diligence Period, may elect to: (i) continue discussions with BCDC; (ii) resubmit the Determination Request with the additional information requested by BCDC (“Resubmission”); or (iii) pursue mediation under 15 C.F.R. Part 930 (2000). If Lessor so elects, it shall notify Lessee in writing prior to the end of the Final Extended Due Diligence Period, and Lessee shall be entitled to extend the Final Extended Due Diligence Period to: (w) five (5) business days after written approval or disapproval by BCDC on the Resubmission; (x) five (5) business days after receipt by Lessee of written notice from Lessor that the negotiations and/or mediation have been terminated without resolution; (y) in the event that a resolution has been reached, five (5) days after Lessee has received notice of the proposed resolution; or (z) by no later than June 1, 2001, whichever is the earliest date.
     4. Exhibit G, Schedule of Performance, is hereby deleted in its entirety and replaced with Exhibit G-1, Schedule of Performance attached hereto. All references to Exhibit G in the Lease shall mean Exhibit G-1.
     5. Upon execution of this Seventh Amendment, Lessee shall pay to Lessor Two Hundred and Twenty Thousand Dollars ($220,000) as follows:
          a. A nonrefundable advance payment of a portion of the one-time payment payable to Lessor pursuant to Section 5.3.2 of the Lease in the amount of One Hundred Seventy Thousand Dollars ($170,000); and
          b. A nonrefundable advance payment of a portion of the second payment for the Design and Construction Monitor in the amount of Fifty Thousand Dollars ($50,000).
     6. The third nonrefundable payment for the Design and Construction Monitor shall be increased to One Hundred Thirty Thousand Dollars ($130,000) and shall be
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paid in accordance with Exhibit G-1, Schedule of Performance, Line Item #27.
     7. Section 12.1 of the Lease is hereby amended to add the following sentence:
Lessee’s obligation to pay the costs and fees of the Design and Construction Monitor shall not exceed an aggregate of Three Hundred and Fifty Thousand dollars ($350,000), which shall be paid in accordance with Exhibit G-1, Schedule of Performance.
     8. Lessor shall permit Lessee to perform Soft Demolition (as defined below) prior to closing on any financing necessary for the construction of Initial Lessee Improvements provided Lessee obtains Lessor’s prior written approval of such Soft Demolition, which approval Lessor shall not unreasonably withhold or delay provided Lessee submits complete plans for such Soft Demolition to permit Lessor’s timely review. Soft Demolition shall mean interior demolition which does not affect the integrity of the building, including, without limitation, structural and weatherproofing elements and Historic Elements, such as removal of non-structural wall partitions or ceiling panels, or carpeting. Lessee, at its sole cost and expense, shall comply with all Applicable Laws in the performance of such Soft Demolition, and shall remove all materials demolished as part of such Soft Demolition and shall dispose of such materials in compliance with all Applicable Laws. Except as expressly provided herein, all provisions of the Lease applicable to Lessee’s construction of Initial Lessee Improvements, including insurance and liability provisions, shall also apply to Soft Demolition.
     9. Section 28.4.1 of the Lease is hereby deleted in its entirety and replaced with the following:
28.4.1	Except for Leasehold Mortgages permitted without Lessor’s permission pursuant to Section 28.6, at no time may the total of all Leasehold Mortgages on the Premises, as of the date that the latest Leasehold Mortgage is granted, exceed eighty percent (80%) of the total value of the Premises as estimated by the appraiser for the latest Leasehold Mortgagee at or about such time. Conversely, subject to the other provisions of this Article 28, Lessee shall have the right to enter into Leasehold Mortgages that at any one time in the aggregate do not exceed eighty percent (80%) of the total value of the Premises as estimated by the appraiser for the latest Leasehold Mortgagee at or about such time.
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For purposes herein, the appraiser shall be a current member in good standing of either the American Society of Appraisers (“ASA”) or the Appraisal Institute (“MAI”), and shall also be a member of either the Counselors of Real Estate (“CRE”) or the International Society of Hospitality Consultants (“ISHC”), or their successor organizations. Promptly upon demand, Lessee shall cause a complete copy of such appraisal, together with all supporting documentation, to Lessor for determination of compliance with the terms and conditions of this Lease. Lessee shall bear all costs of any such appraisal.
     10. Section 28.13.2 of the Lease is hereby deleted in its entirety and replaced with the following:
28.13.2	(a) Anything herein contained to the contrary notwithstanding, upon the occurrence of an Event of Default, other than an Event of Default due to a default in the payment of money or other default reasonably susceptible of being cured prior to Leasehold Mortgagee obtaining possession, Lessor shall take no action to effect a termination of this Lease if, within thirty (30) days after notice of such Event of Default is given to each Leasehold Mortgagee, a Leasehold Mortgagee shall have (i) obtained possession of the Premises (including possession by a receiver), or (ii) notified Lessor of its intention to institute foreclosure proceedings or otherwise acquire Lessee’s interest under this Lease, and thereafter promptly commences and prosecutes such proceedings with diligence and dispatch (subject to Force Majeure and delays caused by bankruptcy or insolvency proceedings).

(b) Upon such a foreclosure or other acquisition of Lessee’s interest under this Lease, Lessor agrees to approve as Lessee hereunder pursuant to 36 C.F.R. Section 18.10(d) (2000), the (i) Leasehold Mortgagee, or (ii) any other foreclosure or trustee sale purchaser or grantee of any deed in lieu; provided such acquirer of Lessee’s interest under this Lease is a Qualified Transferee (as defined below).

(c) A “Qualified Transferee” shall mean a person or entity that (i) satisfies the criteria provided in Section 27.3(b) above, (ii) is not an Excluded Contractor, nor has entered into an Operating Agreement (as defined in Section 28.13.2(k) below) with an Approved Operator that is an Excluded Contractor; (iii) agrees in a written agreement to be bound by all
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the terms and conditions of this Lease and assume Lessee’s obligations hereunder arising or accruing from and after the date of its acquisition of Lessee’s interest under this Lease (collectively the foregoing contained in this Section 28.13.2(c)(iii), the “Assumption Agreement”); and (iv) receives a written determination by Lessor approving such potential acquirer of Lessee’s interest under this Lease as having satisfied the requirements of Section 28.13.2(c)(i), (ii) and (iii) prior to such acquisition of Lessee’s interest.
(d) A Leasehold Mortgagee anticipating acquisition of Lessee’s interest under this Lease by foreclosure or otherwise, and any potential foreclosure or trustee sale purchaser or potential grantee of any deed in lieu may request Lessor’s approval of such party as a Qualified Transferee prior to such acquisition, purchase or receipt, which determination shall be made within fifteen (15) business days of Lessor’s receipt of complete documentation supporting such written request.
(e) Notwithstanding anything to the contrary in the foregoing, Lessor shall recognize as Lessee a Leasehold Mortgagee, its designee or nominee (other than Lessee) that acquires Lessee’s interest under this Lease through foreclosure, deed in lieu, or otherwise for a period of sixty (60) days following such acquisition of Lessee’s interest under this Lease during which time, Leasehold Mortgagee, its designee or nominee (other than Lessee) shall (i) assign Lessee’s interest under this Lease pursuant to Section 28.14, (ii) (A) enter into an Operating Agreement (as defined in Section 28.13.2(k) below) with a person or entity that has all of the qualifications of an Approved Operator set forth in Sections 27.3 and 28.13.2 of this Lease, as reasonably determined by Lessor, and which is not an Excluded Contractor, and (B) deliver to Lessor an executed counterpart of an Assumption Agreement; or (iii) deliver to Lessor an executed counterpart of an Assumption Agreement. Notwithstanding any requirement for an Assumption Agreement and anything to the contrary in Section 28.13.2(g) below, the provisions of Section 32.6.1 pertaining to a Leasehold Mortgagee shall apply to a Leasehold Mortgagee, its nominee or designee (other than Lessee) for the period of its possession of Lessee’s interest under the Lease pursuant to this Section 28.13.2(e) until its assignment of Lessee’s interest pursuant to Section 28.13.2(e)(i) above, or its assumption of Lessee’s obligations pursuant to Sections 28.13.2(e)(ii) or (iii) above, upon either of which events the provisions of
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Section 32.6.1 pertaining to Lessee shall apply to such Leasehold Mortgagee or its assignee, as applicable. A Leasehold Mortgagee, its nominee or designee (other than Lessee) assuming Lessee’s obligations pursuant to Sections 28.13.2(e)(ii) or (iii) may subsequently assign its interest in the Lease in accordance with Section 28.14.
(f) A Leasehold Mortgagee may exercise its rights under this Section 28.13.2 through a nominee or designee (other than Lessee) which shall be treated for all purposes under this Section 28.13.2 as though it were a Leasehold Mortgagee, provided that such nominee or designee is a wholly owned subsidiary of Leasehold Mortgagee (directly or indirectly) and is not Lessee; and provided, further, that no Leasehold Mortgagee shall acquire title to this Lease through a nominee or designee which is an Excluded Contractor.
(g) Subject to Section 28.13.2(e) above, any successor lessee, including, without limitation, a Qualified Transferee, shall enter into an Assumption Agreement. If an Assumption Agreement has an effective date during the period of construction of the Initial Lessee Improvements, then such Assumption Agreement shall be further subject to potential time extensions provided under Section 28.13.2(j)(ii) or (iii) to the extent applicable. Additionally, a successor lessee approved pursuant to (i) Section 28.13.2(c) as a Qualified Transferee with an Operating Agreement (as defined in Section 28.13.2(k) below) with a person or entity that has all of the qualifications of an Approved Operator set forth in Sections 27.3 and 28.13.2 of this Lease, as reasonably determined by Lessor, and which is not an Excluded Contractor; or (ii) Section 28.13(e)(ii) shall maintain an Operating Agreement (as defined in Section 28.13.2(k) below) with an Approved Operator for the Term of this Lease. Any approval by Lessor as required by Section 28.13.2 shall apply only to the specific transaction thereby authorized and shall not relieve Lessee from any requirement of obtaining the prior written consent of Lessor, if required under this Lease, to any further sale, assignment, transfer described in this Section, including any change in an Approved Operator or Qualified Transferee.
(h) A Leasehold Mortgagee, upon acquiring Lessee’s interest under this Lease, shall be required promptly to cure all other defaults then reasonably susceptible of being cured by such Leasehold Mortgagee.
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(i) Notwithstanding anything to the contrary in the foregoing, the following provisions of this Section 28.13.2(i) are intended to apply to a Leasehold Mortgagee that obtains possession of the Premises and intends to institute foreclosure proceedings or otherwise acquire Lessee’s interest under this Lease pursuant to Section 28.13.2(a) above and shall not apply to a Leasehold Mortgagee that has acquired Lessee’s interest under this Lease through foreclosure, deed in lieu or otherwise: (i) no Leasehold Mortgagee shall be obligated to continue possession or to continue foreclosure proceedings; (ii) nothing herein contained shall preclude Lessor, subject to the provisions of this Section, from exercising any rights or remedies under this Lease (other than a termination of this Lease to the extent otherwise permitted hereunder) with respect to any other Event of Default by Lessee during the pendency of such foreclosure proceedings; and (iii) such Leasehold Mortgagee shall agree with Lessor in writing to comply during the period Lessor forebears from terminating this Lease with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by such Leasehold Mortgagee. Notwithstanding anything to the contrary, including an agreement by Leasehold Mortgagee given under clause (iii) of the preceding sentence, Leasehold Mortgagee shall have the right at any time to notify Lessor that it has relinquished possession of the Premises, or that it will not institute foreclosure proceedings or, if such foreclosure proceedings have commenced, that it has discontinued them, and, in such event, the Leasehold Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Lessor, and, thereupon, Lessor shall be entitled to seek the termination of this Lease as otherwise herein provided. Upon any such termination, the provisions of this Section 28.13.3 shall apply.
(j) The following provisions shall apply during the period of construction of the Initial Lessee Improvements:
(i)	Subject to Section 28.13.2(e)(ii) and (iii), if the default of Lessee is with respect to construction of the Initial Lessee Improvements, nothing contained in this Section 28.13.2 or in any other Section or provision of this Lease shall be deemed to require, permit or authorize the Leasehold Mortgagee, either before or after foreclosure or action in lieu thereof, to undertake or continue the construction or
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completion of the Initial Lessee Improvements beyond the extent necessary to conserve or protect the Initial Lessee Improvements or construction already made, without first (in its sole discretion) having expressly assumed Lessee’s obligation to Lessor by written agreement reasonably satisfactory to Lessor, to complete, in the manner provided in this Lease, the Initial Lessee Improvements on the Premises or the part thereof to which the lien or title of such Leasehold Mortgagee relates, and submitted evidence satisfactory to Lessor that it has the qualifications and financial responsibility necessary to perform such obligation.

(ii)	Upon assuming Lessee’s obligations under this Lease pursuant to Sections 28.13.2(e)(ii) or (iii) or Section 28.13.2(j)(i) above, the Leasehold Mortgagee shall be required only to exercise due diligence in completion of the construction of the Initial Lessee Improvements but shall not be required to complete construction of the Initial Lessee Improvements within the dates set forth in Section 15 of this Lease.

(iii)	Any transferee of a Leasehold Mortgagee or any purchaser at a foreclosure sale or other acquirer of Lessee’s interest under this Lease pursuant to this Section 28.13.2 or Section 28.14 other than a Leasehold Mortgagee shall be obligated to complete the Initial Lessee Improvements and exercise due diligence in the completion of the construction thereof, but shall not be required to complete construction of the Initial Lessee Improvements within the dates set forth in Section 15 of this Lease.

(iv)	Any assuming Leasehold Mortgagee or transferee properly completing such Initial Lessee Improvements shall be entitled, upon written request made to Lessor, to a Certificate of Occupancy from Lessor with respect to such Initial Lessee Improvements to the same extent and in the same manner as Lessee would have been entitled had Lessee not defaulted.
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(k) For purposes under this Lease “Operating Agreement” shall mean a written contract for development and/or operation and management of the Premises in accordance with the terms and provisions of this Lease. Lessee (or any successor Lessee) shall ensure that any Operating Agreement entered into pursuant to this Lease requires the Premises to be developed and/or operated and managed in accordance with the terms of this Lease.
     11. The following are technical corrections to the Lease:
          a. The designations HL-SAFR001-98 and HL-SAF001-99 in the Lease are hereby corrected and replaced by “HL-SAFR001-00”.
          b. Section 1.29 is hereby revised to delete the word “in” between “end of” and “Section 1.8”.
          c. Section 5.5.1.2.1 is hereby revised to change the phrase “Adjustment Date” to “adjustment date”.
     12. This Seventh Amendment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.
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     13. Except as otherwise expressly modified by the terms of this Seventh Amendment, the Lease remains unchanged and in full force and effect.
     IN WITNESS WHEREOF, the Regional Director of the Pacific West Region of the National Park Service, acting on behalf of the United States, in the exercise of the delegated authority from the Secretary, as Lessor, and Lessee have executed this Seventh Amendment by proper persons thereunto duly authorized as of the date first above written.

MARITIME HOTEL ASSOCIATES, L.P.,			NATIONAL PARK SERVICE
a California limited partnership

By:	Hyde Street Hospitality, Inc.
a California corporation

Its:	General Partner

	By:	/s/ J. Kirke Wrench	By:	/s/ John J. Reynolds
	Name:	J. Kirke Wrench	Name:	John J. Reynolds
	Title:	CFO	Title:	Regional Director,
Pacific West Region
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